Exhibit 99.1

“A HISTORIC LEAP FOR ARGENTINA’S ECONOMY”: GAUCHO GROUP HOLDINGS HAILS PRESIDENTIAL ELECTION AS CATALYST FOR UNPRECEDENTED GROWTH

Chairman Scott Mathis Shares Insight on Argentina’s Potentially Transformative Era for Argentine Real Estate and Economic Growth

MIAMI, FL / November 20, 2023 / Gaucho Group Holdings, Inc. (Gaucho Holdings) (Gauchoholdings.com) (NASDAQ: VINO), an organization with deep roots in Argentina’s luxury real estate, hospitality, and wine industries, today expressed its positive outlook on the recent election of President Javier Milei in Argentina. The company believes this political shift presents a significant opportunity for economic revitalization and investment growth, particularly in the real estate sector.

In an election that has marked a historic shift in Argentina’s political landscape, Gaucho Group Holdings, Inc. views the election of Javier Milei, known for his radical economic policies, as a promising development for the nation’s economy and international investments. Scott Mathis, Chairman and CEO of Gaucho Holdings, commented, “When a country like Argentina shifts from a position of no leverage to leverage, the implications are profound. This could very well be the greatest movement in asset valuation in real estate since the post-World War II era.”

With the election of President Milei, Argentina is poised for a substantial shift in its economic policies and global financial relationships. Gaucho Holdings sees this as an alignment with its vision for a more robust and competitive Argentina on the world stage. The potential economic benefits under Milei’s administration are already evident, with Argentine shares rising 28% on Wall Street and sovereign bonds climbing by 6 percent as of Monday, November 20th. This positive market reaction highlights the confidence of international investors in Argentina’s new economic direction.

The company supports the idea of Argentina’s dollarization, viewing the critics’ argument of needing $40 billion as overly simplistic. The dollarization process will likely be a gradual one that can stabilize the Argentine economy. Furthermore, with global trends moving away from dollar dependency, as seen in BRICS nations, Gaucho Holdings anticipates the U.S. will support Argentina’s economic shift, enhancing its global economic standing.

The company foresees substantial benefits for the banking and real estate sectors, expecting more accessible lending rates and a thriving property market in the wake of these changes. This outlook aligns with expert opinions, like those of Doug Casey, predicting an economic boom as Argentina possibly becomes one of the world’s wealthiest nations once again.

Gaucho Group Holdings, Inc. remains committed to contributing to and benefiting from Argentina’s potential economic resurgence. The company is enthusiastic about the opportunities this new chapter presents for innovation, stability, and growth in Argentina’s economy.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires® (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.